Exhibit 99.1

Mid-Con Energy Partners, LP and subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction
On May 26, 2016, Mid-Con Energy Partners, LP (the “Partnership”), through its wholly-owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) to sell oil and natural gas assets within Mid-Con Energy Properties’ Hugoton area for an aggregate purchase price of $18 million, subject to customary post-closing purchase price adjustments (collectively, the “Divestiture”). The Partnership closed this Divestiture on July 28, 2016. This divestiture does not qualify as discontinued operations as it does not represent a strategic shift that will have a major effect on the Partnership’s operations or financial results.
The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on March 31, 2016. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 give effect to the Divestiture as if it occurred as of the beginning of the period presented. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Partnership’s historical financial statements and accompanying notes.
The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Partnership’s consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of the Partnership’s future consolidated financial position and results of operations.
The pro forma adjustments remove the Divestiture’s consolidated assets, liabilities and results of operations and also gives effect to adjustments to reflect the cash proceeds from the Divestiture.

Mid-Con Energy Partners, LP and subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheets
(in thousands, except number of units)
March 31, 2016

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Unaudited Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$105	$17,920	(a)	$18,025
Accounts receivable:
Oil and natural gas sales	4,135	—		4,135
Related parties	591	—		591
Other	2,991	—		2,991
Derivative financial instruments	16,320	—		16,320
Prepaids and other	560	—		560
Total current assets	24,702	17,920		42,622

Property and Equipment:
Oil and natural gas properties, successful efforts method:
Proved properties	520,670	(101,869)	(b)	418,801
Accumulated depletion, depreciation, amortization and impairment	(238,093)	77,008	(b)	(161,085)
Total property and equipment, net	282,577	(24,861)		257,716

Derivative financial instruments	1,363	—		1,363
Other assets	3,480	—		3,480
Total assets	$312,122	$(6,941)		$305,181

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - trade	$2,629	$—		$2,629
Accrued liabilities	69	—		69
Current maturities of long-term debt	19,000	—		19,000
Total current liabilities	21,698	—		21,698

Long-term debt	150,000	—		150,000
Asset retirement obligations	12,865	(2,786)	(b)	10,079
Commitments and contingencies

EQUITY, per accompanying statements:
Partnership equity:
General partner interest	8	(50)	(b)	(42)
Limited partners - 29,784,015 units issued and outstanding	127,551	(4,105)	(b)	123,446
Total equity	127,559	(4,155)		123,404
Total liabilities and equity	$312,122	$(6,941)		$305,181
See accompanying notes.

Mid-Con Energy Partners, LP and subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the three months ended March 31, 2016
(in thousands, except per unit data)

	Historical	Pro Forma Adjustments for Activity of Disposed Assets (c)	Unaudited Pro Forma Statement of Operations
Revenues:
Oil sales	$11,106	$(1,192)	$9,914
Natural gas sales	163	(3)	160
Gain on derivatives, net	2,568	—	2,568
Total revenues	13,837	(1,195)	12,642
Operating costs and expenses:
Lease operating expenses	6,065	(1,225)	4,840
Oil and natural gas production taxes	592	(71)	521
Depreciation, depletion and amortization	6,085	(454)	5,631
Accretion of discount on asset retirement obligations	157	(34)	123
General and administrative	2,088	—	2,088
Total operating costs and expenses	14,987	(1,784)	13,203
Loss from operations	(1,150)	589	(561)
Other income (expense):
Interest income and other	36	—	36
Interest expense	(2,199)	—	(2,199)
Total other expense	(2,163)	—	(2,163)
Net loss	$(3,313)	$589	$(2,724)
Computation of net (loss) income per limited partner unit:
General partner's interest in net (loss) income	$(39)	$6	$(33)
Limited partners' interest in net (loss) income	$(3,274)	$583	$(2,691)

Net (loss) income per limited partner unit:
Basic and diluted	$(0.11)	$0.02	$(0.09)

Weighted average limited partner units outstanding:
Limited partner units (basic and diluted)	29,768		29,768
See accompanying notes.

Mid-Con Energy Partners, LP and subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the twelve months ended December 31, 2015
(in thousands, except per unit data)

	Historical	Pro Forma Adjustments for Activity of Disposed Assets (c)	Unaudited Pro Forma Statement of Operations
Revenues:
Oil sales	$72,520	$(11,686)	$60,834
Natural gas sales	1,394	(58)	1,336
Gain on derivatives, net	22,366	—	22,366
Total revenues	96,280	(11,744)	84,536
Operating costs and expenses:
Lease operating expenses	33,591	(10,222)	23,369
Oil and natural gas production taxes	3,487	(706)	2,781
Impairment of proved oil and natural gas properties	103,938	(36,564)	67,374
Depreciation, depletion and amortization	34,174	(3,934)	30,240
Accretion of discount on asset retirement obligations	432	(79)	353
General and administrative	9,411	—	9,411
Total operating costs and expenses	185,033	(51,505)	133,528
Loss from operations	(88,753)	39,761	(48,992)
Other income (expense):
Interest income and other	558	—	558
Interest expense	(7,258)	—	(7,258)
Gain (loss) on settlements of ARO	(42)	50	8
Total other expense	(6,742)	50	(6,692)
Net loss	$(95,495)	$39,811	$(55,684)
Computation of net (loss) income per limited partner unit:
General partner's interest in net (loss) income	$(1,146)	$478	$(668)
Limited partners' interest in net (loss) income	$(94,349)	$39,333	$(55,016)

Net (loss) income per limited partner unit:
Basic and diluted	$(3.18)	$1.32	$(1.86)

Weighted average limited partner units outstanding:
Limited partner units (basic and diluted)	29,642		29,642
See accompanying notes.

Mid-Con Energy Partners, LP and subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if it had occurred as of the beginning of the periods presented in the unaudited pro forma statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 and on March 31, 2016 in the unaudited pro forma balance sheet. The consideration for the sale of the Hugoton properties consisted of approximately $17.9 million in cash with estimated post-closing purchase price adjustments of approximately $0.1 million from the date the Partnership entered into the Purchase Agreement.

Note 2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
Balance Sheet
“Historical” represents the historical condensed consolidated balance sheet of Mid-Con Energy Partners, LP as of March 31, 2016.

(a)	Pro forma adjustment to reflect the cash proceeds from the Divestiture

(b)	Pro forma adjustment to remove the assets and liabilities sold in the Divestiture

Statement of Operations
“Historical” represents the historical condensed consolidated statements of operations of Mid-Con Energy Partners, LP for the three months ended March 31, 2016 and for the year ended December 31, 2015.

(c)	All adjustments are to eliminate revenues and expenses of the assets sold in the Divestiture from the Partnership’s consolidated statements of operations